EQUIPMENT LEASE

This EQUIPMENT LEASE (this "Equipment Lease") is made and entered into as of the ______ day of March, 2009, by and between Ferring Pharmaceuticals, Inc., a Delaware corporation, with a principal place of business at 4 Gatehall Drive, 3rd Floor, Parsippany, NJ 07054 (the "Lessor"), and Vyteris, Inc., a Delaware corporation, with a principal place of business at 13-01 Pollit Drive, Fair Lawn, NJ ("Lessee").  Lessor and Lessee are each referred to herein as a "Party" and together as the "Parties".

PRELIMINARY STATEMENT

Simultaneously with the execution and delivery of this Equipment Lease, the Parties have entered into a letter agreement (the "Letter Agreement") pursuant to which, among other things, Lessor has agreed to lease to Lessee the personal property described on Schedule A attached hereto (the "Equipment"), and Lessee has agreed to lease from the Lessor the Equipment, on the terms and subject to the conditions contained in this Equipment Lease.

AGREEMENT:

1.             Equipment Lease. Subject to the terms and conditions of this Equipment Lease, Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Equipment.

2.            Term. The term of this Equipment Lease is for the period commencing on the date hereof and ending on the tenth anniversary of the date hereof (the "Term"); provided that Lessor may terminate this Equipment Lease at any time upon written notice to Lessee.

3.            Lease Payments.  Lessee hereby agrees to pay to Lessor monthly lease payments in the amount of One Thousand Dollars ($1,000.00) per month payable in advance on the first day of each month during the Term (collectively, the “Lease Payments”); provided, however, that the Lease Payment for February 2009 shall be prorated from the date hereof and be paid on the date hereof and the Lease Payment for February 2019 shall be prorated for the number of days from February 1, 2019 until the end of the Term.  Lease Payments shall be made by wire transfer of immediately available funds to a bank account designated by Lessor (or such other form of payment acceptable to Lessor, in its sole discretion).  Notwithstanding the foregoing, in lieu of Lessee paying one or more of the Lease Payments to Lessor in cash, at Lessor’s option Lessor shall receive a dollar-for-dollar credit against (a) the option exercise price described in the Letter Agreement with respect to the PMK300 (as defined therein), and/or (b) amounts due by Lessor to Lessee pursuant to the License and Development Agreement dated as of September 27, 2004, as amended from time to time, between Lessor and Lessee (e.g., milestone payments, royalties), the Supply Agreement dated September 27, 2004, as amended from time to time, between Lessor and Lessee (including the Technical Agreement entered into in connection therewith), and/or any other agreement between the Parties.

4.             Representations and Warranties of Each Party.  Each Party hereby represents and warrants to the other Party as follows:

(a)           It is duly and validly existing under the laws of the State of Delaware and is authorized to transact business and is in “good standing” in the State of New Jersey.  It has the requisite power and authority to execute, deliver and perform this Equipment Lease.  It has obtained all necessary authorizations to approve the execution, delivery and performance by it of this Equipment Lease.  This Equipment Lease has been duly executed and delivered by it.

(b)           This Equipment Lease is its legal, valid and binding obligation, enforceable against it in accordance with its terms.  The execution, delivery and performance by it of this Equipment Lease does not and will not, under any circumstance whatsoever: (i) conflict with, constitute a default, or result in a default or other breach of or under the certificate of incorporation or bylaws of such Party or any agreement to which such Party is a party or by which it or its assets is bound; (ii) permit any person or entity to either terminate or to accelerate any liability or other obligation, or to impose any penalty under or to otherwise modify, or exercise rights under, or cancel or require any notice under, or otherwise violate any  agreement to which such Party is a party or by which it or its assets is bound; or (iii) otherwise result in any liens, security interests, pledges, attachments, mortgages, charges, claims, conditions or other similar encumbrances or restrictions of any kind, including, without limitation, any conditional sale agreement or other title retention agreement (collectively, “Liens”).

(c)           No governmental or other authorization, approval or other consent of any kind or nature by or on behalf of such Party is required arising out of or otherwise relating to the execution, delivery or performance of this Equipment Lease by such Party and such Party is not prohibited by any law from consummating the transactions contemplated by this Equipment Lease.  No litigation or other proceeding is pending or threatened against it that questions the validity of this Equipment Lease or any transaction contemplated thereby.

5.             Certain Representations, Warranties and Covenants of Lessee. Lessee hereby represents, warrants and covenants to Lessor that (a) Lessee shall comply with all laws, ordinances, regulations, requirements and rules with respect to the use, maintenance and operation of the Equipment, (b) Lessee shall not permit any Lien to be made on the Equipment, and (c) except as specifically contemplated by this Equipment Lease for the benefit of Lessor, Lessee shall not use the Equipment for the benefit of any person or entity (including Lessee) without the prior written consent of Lessor, in its sole discretion, in each instance.  Notwithstanding clause (c), Lessee may use the Equipment for the benefit of its other customers so long as such use does not, in the sole discretion of Lessor, (i) interfere with Lessee’s performance of services and supply of products for the benefit of Lessor or (ii) otherwise adversely effect Lessor.

6.             Maintenance and Repairs; Insurance.

(a)           Lessee shall be solely responsible for any and all costs and expenses arising in connection with the routine maintenance and repair of the Equipment.  At Lessee’s expense, in accordance with Lessor's specifications, Lessee shall keep the Equipment in a suitable environment located at the facilities of Lessee located at 13-01 Pollit Drive, Fair Lawn, New Jersey.  Any replacement or substitution made on the Equipment shall automatically become the property of Lessor, without charge and free and clear of all Liens.

(b)           Until Lessee returns the Equipment to Lessor and for a period of two (2) years thereafter, Lessee shall have and maintain public liability and property damage insurance at all times with respect to all Equipment against such risks, including fire (including so-called extended coverage), theft, sprinkler leakage and other risks as Lessor may require, in such form, in such amount, for such period and written by such companies as may be satisfactory to Lessor in its sole discretion.  Each such casualty insurance policy shall contain a standard Loss Payable Clause issued in favor of Lessor under which all losses thereunder shall be paid to Lessor as Lessor's interests may appear.  Each public liability policy shall name Lessor as an additional insured.  Such policies shall expressly provide that the requisite insurance cannot be altered or canceled without at least thirty (30) days prior written notice to Lessor and shall insure Lessor notwithstanding the act or neglect of Lessee.  Upon Lessor's demand, Lessee shall furnish Lessor with duplicate original policies of insurance or such other evidence of insurance as Lessor may require.  In the event of failure to provide insurance as herein provided, Lessor may, at its option, obtain such insurance and Lessee shall pay to Lessor, on demand, the cost thereof.  Proceeds of insurance may be applied by Lessor to reduce any obligations of Lessee to Lessor (pursuant to this Equipment Lease or otherwise) and/or to repair or replace Collateral, all in Lessor's sole discretion.

(c)           Lessor makes no representation or warranty with respect to the Equipment.  Lessee hereby accepts the Equipment “AS-IS.”  LESSOR DISCLAIMS, AND LESSEE HEREBY WAIVES, ANY AND ALL EXPRESS OR IMPLIED WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY AS TO THE EQUIPMENT.  LESSOR, DOES NOT WARRANT THAT THE EQUIPMENT WILL OPERATE UNINTERRUPTED OR ERROR-FREE.

7.            Risk of Loss. Lessee assumes and agrees to bear the entire risk of loss and damage to the Equipment.  If any item of Equipment is lost, damaged, destroyed or stolen (a "Loss"), then Lessee shall have the obligation to pay Lessor the remaining rent set forth in Section 2 above.  Lessee shall notify Lessor immediately if the Equipment becomes subject to a Loss event. If the Equipment becomes subject to a Loss event, then, at the option of Lessor and without otherwise limiting Lessor's rights hereunder, Lessee shall pay to Lessor on demand an amount equal to the higher of (a) the fair market value of the Equipment, or (b) the fair market value of replacement Equipment.  If Lessor has not received full payment of any amount due under this Section 7 within five (5) days after demand, Lessee agrees to pay Lessor interest thereon at a rate equal to the lesser of (i) the prime rate (as published in the Wall Street Journal on the payment date) plus two percent, or (ii) the highest rate permitted by applicable law.  Anytime upon the request of Lessor, Lessee shall make the Equipment and all related records available for inspection by Lessor during Lessee’s normal business hours.  Lessee shall affix to the Equipment any labels supplied by Lessor indicating the ownership of the Equipment by Lessor.

8.            Ownership of Equipment by Lessor.  The Equipment shall remain at all times the property of Lessor.  Except as provided in this Equipment Lease, Lessee shall not acquire any right, title or interest in or to the Equipment.  Lessee shall not sell, lease, transfer or otherwise dispose of the Equipment (or any part thereof) to any person or entity.  Any sale, lease, transfer or other disposition of the Equipment in violation of the immediately preceding transfer restrictions shall be void.  Lessee shall take all such actions reasonably requested by Lessor to prevent any person or entity other than Lessor from acquiring any right, title or interest in or to the Equipment, including (a) the filing of financing statements or similar public filings, and (b) the obtaining of consents or waivers from landlords or lenders. Lessee promptly shall notify Lessor of any circumstances that may permit any person or entity other than Lessor to acquire any right, title or interest in or to the Equipment.  During the Term, Lessee shall at all times protect and defend, at its own cost and expense, the ownership of Lessor against all claims, liens and legal processes of creditors of Lessee, and keep the Equipment free and clear from all such claims, liens and processes.  Lessee agrees to give Lessor prompt written notice of any such claim, lien or process.  The Equipment is and shall remain personal property and not part of any real estate.

9.           Indemnification.  Lessee hereby agrees to indemnify and hold harmless (and at the request of Lessor defend) Lessor and its parent and other affiliates and their respective successors and permitted assigns, and the officers, directors, managers, employees, members, partners, stockholders, agents and representatives of each of the foregoing (collectively, the “Lessor Indemnitees”), from and against, and shall pay to the Lessor Indemnitees the amount of, any and all liabilities, losses, damages, expenses (including, without limitation, reasonable attorneys’ fees), causes of action, suits, claims or judgments arising from, resulting from or based upon (a) any breach of or inaccuracy in the representations and warranties of Lessee contained in this Equipment Leas; (b) any breach of the covenants or agreements of Lessee contained in this Equipment Lease; and/or (c) the actual or alleged use, operation, delivery or transportation of the Equipment during the Term or while Lessee otherwise has possession or control thereof.

10.           Event of Default.   "Event of Default" means (a) failure by Lessee to make any payment of rent or other amount owing hereunder  when the same is due; (b) any breach of any representation or warranty made by Lessee herein; (c) failure by Lessee to perform or observe any other covenant or agreement hereunder and the failure to cure the same within five calendar days after receipt of notice from Lessor; and (d) the insolvency of Lessee or the making an assignment for the benefit of creditors by Lessee or consent by Lessee to the appointment of a trustee or receiver, or the reorganization, arrangement, insolvency, dissolution, or liquidation by or against Lessee.  On the occurrence and continuance of any Event of Default, Lessor may, at its option, exercise one or more of the following remedies: (i) sue for and recover all unpaid Lease Payments and other amounts due hereunder; (ii) terminate this Equipment Lease and take possession of the Equipment, without demand or notice, wherever same may be located, without any court order or other process of law and without liability for any damages occasioned by such taking of possession; and/or (iii) utilize any other remedy available to Lessor at law or in equity.

11.           Limitation of Liability; Limitation on Claims.  Should Lessee be entitled to recover damages from Lessor arising from or relating to this Equipment Lease, the Equipment and/or any of the transactions contemplated by this Equipment Lease, Lessor shall be liable only for (a) damages for bodily injury (including death) and damage to real property or tangible personal property, and (b) the amount of any other actual direct damages or loss.  THE MAXIMUM AGGREGATE LIABILITY OF LESSOR ARISING FROM OR RELATING TO THIS EQUIPMENT LEASE, THE EQUIPMENT AND/OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS EQUIPMENT LEASE SHALL NOT EXCEED $100,000.  NEITHER LESSOR NOR ITS AFFILIATES NOR ANY OTHER LESSOR INDEMNITIES SHALL BE LIABLE TO LESSEE OR ANY OF ITS AFFILIATES FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL LOSS OR DAMAGE OF ANY KIND OR NATURE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, LOST PROFITS, LOSS OF RECORDS OR DATA), REGARDLESS OF WHETHER ARISING FROM BREACH OF CONTRACT, WARRANTY, TORT, STRICT LIABILITY OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF THE LOSS OR DAMAGE OR IF THE LOSS OR DAMAGE COULD HAVE BEEN REASONABLY FORESEEN.  LESSOR AND LESSEE AGREE THAT NO ACTION ARISING OUT OF THIS EQUIPMENT LEASE, THE EQUIPMENT AND/OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS EQUIPMENT LEASE MAY BE BROUGHT MORE THAT ONE YEAR AFTER THE CAUSE OF ACTION HAS ACCRUED.

12.           Miscellaneous.

(a)           This Equipment Lease shall be governed by and construed in accordance with the laws of the State of New Jersey without giving effect to conflicts of law principles.

(b)           This Equipment Lease may be executed in counterparts and delivered by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Each of the Parties hereby submits to the exclusive jurisdiction of the state and federal courts located in the City of Newark, State of New Jersey for the sole purpose of this Equipment Lease and any controversy arising thereunder. THE PARTIES EACH WAIVE THEIR RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING FROM THIS EQUIPMENT LEASE.

(c)           Lessee shall execute and deliver to Lessor, upon Lessor’s request, such instruments and assurances as Lessor deems necessary or advisable in order to consummate the transactions contemplated by this Equipment Lease.  At request of Lessor, Lessee shall execute, or join Lessor in executing, financing statements pursuant to the Uniform Commercial Code or comparable statute, rule or regulation.

(d)           All notices under this Equipment Lease shall be delivered by facsimile (confirmed by overnight delivery) or by overnight delivery with a reputable overnight delivery service, to the address of the respective Parties set forth above.  Notices shall be effective on the day following the date of transmission if sent by facsimile, and on the business day following the date of delivery to the overnight delivery service if sent by overnight delivery.  A Party may change its address listed above by notice to the other Party given in accordance with this section.

(e)           The Parties hereto acknowledge that this Equipment Lease and the Letter Agreement and other documents referred to or entered into in connection herewith and therewith set forth the entire agreement and understanding of the Parties and supersedes all prior written or oral agreements or understandings with respect to the subject matter thereof.  No modification of any of the terms of this Equipment Lease shall be deemed to be valid unless in writing and signed by an authorized agent or representative of both Parties hereto.  No course of dealing or usage of trade shall be used to modify the terms and conditions therein.  A waiver of a default shall not be a waiver of any other or a subsequent default.

(f)           This Equipment Lease is binding upon, and inures to the benefit of, the parties hereto and their respective administrators, successors and assigns.  Lessee may not assign or otherwise transfer (by assignment, stock sale, merger or otherwise) this Equipment Lease without the prior written consent of Lessor.  Each provision of this Equipment Lease shall be considered separable; and if, for any reason, any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Equipment Lease which are valid.

 [signature page follows]

EXECUTED by the undersigned parties to this Equipment Lease as of the date first above written.

LESSOR:

FERRING PHARMACEUTICALS, INC.

By:	/s/ Wayne C. Anderson
Name: Wayne C. Anderson
Title: President and CEO

LESSEE:

VYTERIS, INC.

By:	/s/ Haro Hartounian
Name: Haro Hartounian
Title Chief Executive Officer

Schedule A

See Attached